EXHIBIT 10.6


                        SETTLEMENT AGREEMENT AND RELEASE


     This Settlement Agreement and Release ("Agreement"), dated this 13th day of March, 2002, is entered into by and among Brian Fargo ("Fargo"), Interplay Entertainment, Corp. ("Interplay"), Interplay OEM, Inc., Gamesonline.com, Inc., (collectively "Interplay Parties"), Shiny Entertainment, Inc., ("Shiny"), and Titus Interactive SA ("Titus").

                                 R E C I T A L S

     A. Brian Fargo is an individual residing at 426 Harbor Island Drive, Newport Beach, California 92660. Interplay is a Delaware corporation with its principal offices located at 16815 Von Karman, Irvine, California 92606. Shiny is a California corporation with its principal place of business at 1088 North Coast Highway, Laguna Beach, California 92651. Titus is a French corporation with its principal place of business in the United States at 20432 Corisco Street, Chatsworth, California 91311.

     B. There are various disputes between the parties to this Agreement, including, but not limited to, the complaint and cross-complaint in TITUS INTERACTIVE SA V. BRIAN Fargo, Orange County Superior Court Case No. 01CC16340 and a cross-complaint between Fargo and Interplay in LASALLE BUSINESS CREDIT, INC. V. INTERPLAY ENTERTAINMENT CORP., ET AL., Orange County Superior Court Case No. 02CC02383.

     C. The parties mutually desire to effect a complete settlement of any and all obligations, claims, demands, contentions, and disputes which may exist between them

(except as specifically set forth herein) and, for that reason, are entering into this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises set forth herein and other good and valuable consideration, receipt of which is hereby acknowledged by each of the parties, in order to avoid costly and lengthy litigation, without admitting liability on the part of any party, the parties agree as follows:

                                A G R E E M E N T

     1. RECITALS. The foregoing Recitals shall be part of this Agreement.

     2. STIPULATION FOR ENTRY OF JUDGMENT AND STIPULATED JUDGMENT. The Interplay Parties and Fargo will contemporaneously with executing, and as a condition precedent to, this Agreement, execute a Stipulation for Entry of Judgment and Stipulated Judgment for $1,270,000 in favor of Fargo, in forms attached hereto as Exhibits A and B, satisfactory to Fargo and his counsel, in the case of LASALLE V. INTERPLAY, Orange County Superior Court, Case No. 02CC02383, which Stipulated Judgment will not be filed and entered with the Superior Court unless that amount is not paid in full to Fargo by Interplay by the earlier of (a) July 1, 2002 or (b) the closing date of the transaction by which all or substantially all of the assets or stock of Shiny Entertainment, Inc. ("Shiny") are sold. The date by which such payment is due shall be referred to in this Agreement as the "Payment Date." Notwithstanding the foregoing, the Payment Date under this paragraph shall be extended to the earlier of: (a) August 1, 2002 or (b) until the closing or termination of the Sale Agreement (defined below) if Interplay satisfies each of the


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following requirements:

          (i) on or before July 1, 2002 Interplay enters into a binding acquisition agreement for the sale for cash of (a) substantially all of the assets of Shiny or (b) in excess of fifty percent (50%) of the voting control represented by the outstanding shares of Shiny (the "Sale Agreement"), AND

          (ii) such agreement requires, without allowance for extension, a closing date for such sale which is no later than August 1, 2002, AND

          (iii) Interplay provides written notice of such proposed sale along with copies of the applicable fully executed, definitive sale documents and all related exhibits and schedules to Fargo prior to July 1, 2002.

The Stipulation shall be self-executing and the Stipulated Judgment shall be held by Fargo and may be submitted by Fargo for entry upon the failure of the Interplay Parties to satisfy the Stipulated Judgment on or before the Payment Date. Fargo agrees not to take any action to assert any default or claim or to enforce any right with respect to the subject matter of the Stipulation except in accordance with this Agreement, the Stipulation and the Forbearance Agreement; provided that such agreement by Fargo to refrain from any action with respect to the subject matter of the Stipulation shall not apply to actions by Fargo in connection with any bankruptcy proceeding of any of the Interplay Parties or Shiny, nor will that agreement apply to any action required by Fargo to preserve or protect his interests in the collateral or to prevent a dissipation, sale or other diminution of the collateral which is not consistent with or permitted by the applicable loan agreements or by this Agreement.


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     3. SALE OR LICENSE OF ASSETS. Notwithstanding any other agreement between the parties, Fargo and the Interplay Parties agree to the following regarding assets of Interplay:

     a. Interplay may sell or license, without obtaining approval of Fargo, any asset that Interplay does not intend to publish.

     b. Interplay may sell or license, without obtaining approval of Fargo, up to three "titles" which Interplay intends to publish. (Those "titles" Interplay intends to publish are listed on Exhibit C to this Agreement.) A limitation on this right is that Interplay may only sell or license two of the following three "titles": "Galleon"; "Run Like Hell"; and "Hunter."

     c. Interplay may sell or license, without obtaining approval of Fargo, any "titles" which Interplay is currently developing or intends to publish for the Advanced Color Gameboy or Gamecube platforms, other than "Galleon" (the sale or license of which shall be subject to clause (b) above).

     d. Fargo will execute any consents, releases or other documents reasonably required by Interplay and requested in a timely fashion to permit the sale of these assets free of liens or other encumbrances in favor of Fargo.

     4. ADDITIONAL AGREEMENTS. The Interplay Parties and Fargo agree to execute, concurrently with execution of, and as a condition precedent to, this Agreement, the following additional agreements (the "Ancillary Agreements"):


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     a. Securities Purchase Agreement. (A true and correct copy is attached hereto as Exhibit D);

     b. Limited Recourse Promissory Note. (A true and correct copy is attached hereto as Exhibit E);

     c. General Release of Claims re Employment Agreement. (A true and correct copy is attached hereto as Exhibit F); and

     d. Forbearance Agreement among LaSalle Business Credit, Inc., ("LaSalle"), Fargo, Shiny and the Interplay Parties ("Forbearance Agreement"). (A true and correct copy is attached hereto as Exhibit G.)

     5. THREE MILLION DOLLAR SECURED PROMISSORY NOTE. The Three Million and No/100 Dollars ($3,000,000) Secured Promissory Note from Interplay to Fargo dated April 11, 2001 ("Note"), plus all accrued interest due to Fargo pursuant to that Note, shall be paid to Fargo by the Payment Date. Interplay agrees that no setoffs, claims or other arguments of any sort can be used to offset, delay or hinder payment of this obligation, or the enforcement of the collateral therefor. Fargo agrees not to take any action to assert any default or claim or to enforce any right with respect to this Note until the Payment Date; provided that such agreement by Fargo to refrain from any action on the Note shall not apply to actions by Fargo in connection with any bankruptcy proceeding of any of the Interplay Parties or Shiny, nor will that agreement apply to any action required by Fargo to preserve or protect his interests in the collateral or to prevent


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a dissipation, sale, or other diminution of the collateral which is not consistent with or permitted by the applicable loan agreements or by this Agreement.

     6. CONDITIONAL RELEASES. If Fargo receives payment in full of the amount of the aforementioned Stipulated Judgment (see paragraph 2 above) and the Secured Promissory Note from Interplay dated April 11, 2001 (see paragraph 5 above) on or before the Payment Date, then Fargo, the Interplay Parties and Titus agree that the following releases and waiver shall be binding and effective between them:

     a. RELEASE BY TITUS AND INTERPLAY. The Interplay Parties, Shiny and Titus, and each of them, hereby release and forever discharge Fargo and his respective agents, representatives, attorneys, heirs and assigns from any and all claims, rights, liabilities, damages and causes of action of every kind or nature, in law, equity or otherwise, known and unknown, suspected and unsuspected, fixed and contingent, disclosed and undisclosed (collectively, "Claims") arising out of or in any way relating to their respective obligations, activities and/or dealings with one another at any time prior to the date hereof to the present. Specifically excluded from the release of these Claims are (1) Fargo's obligations under this Agreement and the Ancillary Agreements and (2) any Claims relating to or arising out of Fargo's conduct after the date of this Agreement and his continuing duties and obligations under applicable law with respect to Interplay's trade secrets and proprietary information.


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     b. RELEASE BY FARGO. Fargo hereby releases and forever discharge each of
Titus, Shiny and Interplay, and each of their respective agents, representatives, attorneys, heirs, directors, officers, employees and subsidiaries, from any and all Claims arising out of or in any way relating to their respective obligations, activities and/or dealings with one another at any time prior to the date hereof to the present. Specifically, excluded from the release of these Claims are (1) any claim for indemnification, contractual, statutory, or equitable, arising from or relating to any claim or cause of action brought by any third party; (2) any and all option agreements between Interplay and Fargo; (3) any and all warrants to purchase shares of Interplay common stock granted to Fargo; (4) any claim against Interplay arising out of or related to Fargo's guaranty of Interplay's obligations to Microsoft Corporation; and (5) the Interplay Parties', Shiny's and Titus' obligations under this Agreement and the Ancillary Agreements.

     c. WAIVER OF UNKNOWN CLAIMS. Each party has been fully advised by his or its respective attorney of the contents of section 1542 of the Civil Code of the State of California, and that section and the benefits thereof, as well as benefits accruing under any comparable provisions of the law of any other jurisdiction, are hereby expressly waived. Section 1542 reads as follows:

        A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.


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     d. NO PRIOR ASSIGNMENT OR TRANSFER OF CLAIMS. The parties giving the foregoing releases warrant and represent that they are and will continue to be the sole owners of the Claims which they have agreed to release.

     7. CONFIRMATION OF FARGO'S SECURITY INTEREST. Nothing in this Agreement shall abrogate, restrict, or otherwise in any fashion cause Fargo to lose any security interest which he otherwise has pursuant to his position as a successor in interest subrogee of LaSalle, the aforementioned $3,000,000 Secured Promissory Note, or any other security interest Fargo may have in the assets or other interests of Interplay or any of its subsidiaries until (1) all sums owed to Fargo have been paid in full, (2) LaSalle is paid in full all amounts with respect to which Fargo may be liable under any guaranty or other obligation, and
(3) Microsoft Corporation is paid in full all amounts with respect to which Fargo may be liable under any guaranty or other obligation. Furthermore, Interplay acknowledges and agrees to the validity, enforceability and due perfection of all Fargo's security interests.

     8. COOPERATION AND FURTHER ASSURANCES. Fargo agrees to cooperate fully with and assist Interplay in connection with the sale (by means of merger or stock or asset sale) of Shiny. Conditional upon the repayment to Fargo of all amounts due him, Fargo will, to the extent the prior release herein of Shiny is insufficient, (i) release Shiny from any causes of action, claims, obligations, damages, or liabilities, of whatever kind and character, whether now known or unknown, existing as of the closing of the sale, which Fargo has or may have against Shiny; (ii) release any buyer of Shiny from any


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causes of action, claims, obligations, damages, or liabilities, of whatever kind and character, whether now known or unknown, existing as of the closing of the sale, which Fargo has or may have against such buyer arising solely as a consequence of its acquisition of Shiny; (iii) release any security interest held by Fargo in any assets of Shiny; and (iv) take any further action necessary or desirable to assist in the sale of Shiny (including executing and delivering such further instruments and documents) as and to the extent reasonably requested by Interplay, at Interplay's sole cost and expense.

     9. MISCELLANEOUS PROVISIONS. Fargo, Interplay and Titus represent, warrant and further agree as follows:

     a. READING, UNDERSTANDING AND ADVISABILITY. This Agreement has been carefully read, and the contents hereof are known and understood by all, and it is signed freely by each person or entity executing it. Prior to the execution of this Agreement by each party, each party hereto has received independent legal advice by attorneys of its choice with respect to the advisability of executing this Agreement.

     b. REPRESENTATIONS. Except as expressly stated in this Agreement, no party hereto has made any statement or representation to any other party regarding any fact relied upon by the other party entering into this Agreement, and each party specifically does not rely upon any statement, representation or promise of any other party in executing this Agreement, except as expressly stated in this Agreement.


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     c. INTEGRATION. This Agreement constitutes a single, integrated, written contract expressing the entire agreement of the parties hereto relative to the subject matter hereof. No covenants, agreements, representations, or warranties of any kind whatsoever have been made by any party hereto, except as specifically set forth in this Agreement. All prior discussions and negotiations have been and are merged and integrated into, and are superseded by this Agreement.

     d. GOVERNING LAW. This Agreement shall be construed in accordance with, and be governed by, the laws of the State of California.

     e. SURVIVAL OF WARRANTIES AND REPRESENTATIONS. The warranties and representations of this Agreement are deemed to survive and shall survive the closing hereof.

     f. FURTHER ASSURANCES. Each of the parties hereto agrees to take such further action and execute all such further documents as may be necessary or appropriate in order to consummate the settlement and release contemplated hereby.

     g. DRAFTING. This Agreement shall be construed without regard as to who drafted the Agreement, and this Agreement shall be construed as if all parties hereto participated equally in the drafting of the Agreement.

     h. SURVIVAL. Wherever possible each provision of this Agreement shall be interpreted in such a manner as to be valid under applicable law, but if any provision of this Agreement shall be invalid or prohibited thereunder, such provision shall be


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ineffective to the extent of such prohibition without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     i. ATTORNEYS' FEES AND COSTS. In the event legal action is taken by any of the parties hereto to enforce the terms of this Agreement, or any of the exhibits to this Agreement, the prevailing party in such legal action shall recover from the other party its reasonable attorneys' fees and costs incurred in such legal action.

     j. COUNTERPARTS AND EFFECTIVENESS. This Agreement may be signed in counterparts. The signed counterparts, taken together, shall constitute one Agreement binding on all of the parties. This Agreement shall become effective at such time as counsel for Fargo, Interplay and Titus have delivered to one another counterparts of this Agreement executed by all of the parties.

     k. AUTHORIZATION TO SIGN. Each of the parties hereby specifically acknowledge that the person signing below on its behalf has the requisite authority to sign this Agreement and that all appropriate approvals and authorizations have been properly obtained. Each of the persons signing below on behalf of a party hereto specifically acknowledge that he or she is duly authorized to sign this Agreement on behalf of the party for which he or she has signed.

     l. CONFLICTS. In the event of any conflict between the provisions of this Agreement and the Forbearance Agreement as concerns the respective rights and


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liabilities of Fargo, on the one hand, and the Interplay Parties and Shiny, on the other hand, the terms of this Agreement shall control.

     m. PRELIMINARY INJUNCTION AND LOCKBOX. Notwithstanding the provisions in the Forbearance Agreement regarding termination of the "Preliminary Injunction" and "Lockbox" arrangement described therein, in the event Fargo is not paid the full amount of the Stipulated Judgment by the Payment Date, Fargo shall have the right, immediately following the Payment Date, to:

          (i) request the court, upon a showing of good cause, to reinstate the Preliminary Injunction previously obtained by LaSalle (or to issue such other relief as may be appropriate); and

          (ii) reinstate the Lockbox and Blocked Account arrangement under
     Article 10 of the LaSalle Loan Agreement (as defined in the Forbearance Agreement), by giving written notice of same to Interplay, and the reinstatement of said Lockbox and Blocked Account arrangement shall be pursuant to the terms of the LaSalle loan documents, shall be in favor of Fargo as subrogee, and shall be of the same force and effect as the Lockbox and Blocked Account arrangement in effect immediately prior to the effective date of the Forbearance Agreement.


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     IN WITNESS HEREOF, the undersigned parties have executed this Agreement as of the date indicated.


Dated:  MARCH 13, 2002                    /S/ BRIAN FARGO
       -------------------               ------------------------------------
                                         Brian Fargo


Dated: MARCH 13, 2002                    INTERPLAY ENTERTAINMENT
       -------------------               CORP.

                                         By:   /S/ HERVE CAEN
                                             --------------------------------
                                         Name:  Herve Caen

                                         Its:   AUTHORIZED SIGNATORY
                                              -------------------------------


Dated: MARCH 13, 2002                    INTERPLAY OEM, INC.
       -------------------
                                         By:   /S/ HERVE CAEN
                                             --------------------------------
                                         Name:  Herve Caen

                                         Its:   AUTHORIZED SIGNATORY
                                              -------------------------------


Dated: MARCH 13, 2002                    GAMESONLINE.COM, INC.
       -------------------
                                         By:   /S/ HERVE CAEN
                                             --------------------------------
                                         Name:  Herve Caen

                                         Its:   AUTHORIZED SIGNATORY
                                              -------------------------------


Dated: MARCH 13, 2002                    SHINY ENTERTAINMENT, INC.
       -------------------
                                         By:   /S/ HERVE CAEN
                                             --------------------------------
                                         Name:  Herve Caen

                                         Its:   AUTHORIZED SIGNATORY
                                              -------------------------------


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Dated: MARCH 13, 2002                    TITUS INTERACTIVE, SA
       -------------------
                                         By:  /S/ ERIC CAEN
                                             --------------------------------
                                         Name:  Eric Caen

                                         Its:   MANAGING DIRECTOR
                                               ------------------------------


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